UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2008

BUFFALO WILD WINGS, INC.
(Exact name of registrant as specified in its charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

000-24743	31-1455913
(Commission File Number)	(IRS Employer Identification No.)
5500 Wayzata Boulevard, Suite 1600 Minneapolis, Minnesota 55416
(Address of Principal Executive Offices) (Zip Code)

(952) 593-9943
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01           Other Events.

          On September 23, 2008, Buffalo Wild Wings, Inc. (together with its affiliates, the “Company”) completed the acquisition of the assets of nine Buffalo Wild Wings franchised restaurants in the Las Vegas, Nevada area. The Company purchased the restaurants from the following franchisees: Wings West, LLC, B-W Investments, LLC, Surplus, LLC, The Kids LLC and KBW, LLC, which companies are affiliated Nevada limited liability companies. The purchase price for the acquisition was approximately $23 million, subject to adjustments for inventory, utilities and other customary pro-rations. The purchase was funded with available cash and marketable securities.

          A copy of the press release describing the acquisition is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01           Financial Statements and Exhibits.

                 (a)       Financial statements:  None.

                 (b)       Pro forma financial information:  None.

                 (c)       Shell company transactions: None.

                 (d)       Exhibits:

                              99.1      Press Release dated September 24, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	September 24, 2008

BUFFALO WILD WINGS, INC.

		By:	/s/ James M. Schmidt
James M. Schmidt, Executive Vice President,
General Counsel and Secretary

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

BUFFALO WILD WINGS, INC.
EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
September 24, 2008	000-24743

BUFFALO WILD WINGS, INC.
EXHIBIT NO.	ITEM

99.1	Press Release dated September 24, 2008